Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Hines Global Income Trust, Inc., a Maryland corporation, which has filed a registration statement on Form S-11, File No. 333-251136 (the “Registration Statement”), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints J. Shea Morgenroth and A. Gordon Findlay, and each of them acting alone, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Laura Hines-Pierce
Laura Hines-Pierce	Director	September 16, 2021

/s/ Dr. Ruth J. Simmons
Dr. Ruth J. Simmons	Director	September 16, 2021